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                            LUKOIL INTERNATIONAL GMBH

                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENT, that the undersigned LUKOIL INTERNATIONAL GMBH (the "Company"), an Austrian corporation, hereby designates, constitutes and appoints RALIF SAFIN as its true and lawful agent and attorney-in-fact, with full power of substitution, to execute any documentation to be signed by the Company in connection with the proposed merger transaction with Getty Petroleum Marketing, Inc., a Maryland corporation, including, but not limited to, (i) that certain Agreement and Plan of Merger among the Company, JSC Oil Company Lukoil, Lukoil Americas Corporation, Mikecon Corp. and Getty Petroleum Marketing, Inc.,
(ii) that certain Guarantee Agreement to be executed in connection with the transaction, and (iii) all SEC filings to be made in connection with the transaction.

The Attorney-in-Fact is hereby authorized and empowered to perform all other acts and deeds, which he in his sole discretion deems necessary or appropriate to carry out to the fullest extent the terms and the intent of the foregoing. All past acts of the Attorney-in-Fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney will be valid for a period of six months from the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 26th day of October, 2000.



                            LUKOIL INTERNATIONAL GMBH

                            By: /s/ Alexi A. Lambin
                                ------------------------------

                                /s/ Alexander Matysin
                                ------------------------------